CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Services Provided – Target Fund”, “Other Services Provided – Acquiring Fund”, “Financial Highlights”, and “Financial Statements” in the Combined Information Statement and Prospectus included in this Registration Statement (Form N-14) of Impax Funds Series Trust I.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated April 25, 2025, each included in Post-Effective Amendment No. 107 to the Registration Statement (Form N-1A, File No. 002-38679) of Impax Funds Series Trust I, filed with the Securities and Exchange Commission, and each incorporated by reference into the Combined Information Statement and Prospectus and Statement of Additional Information included in this Registration Statement.

We also consent to the incorporation by reference of our report dated February 24, 2025, with respect to the financial statements and financial highlights of Impax Global Sustainable Infrastructure Fund (one of the series constituting Impax Funds Series Trust I) included in the Annual Report (Form N-CSR) for the year ended December 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 14, 2025